CONSULTING AGREEMENT

THIS AGREEMENT is entered into this 1st day of June, 2010 between **XTRA-GOLD RESOURCES CORP.** (the **"Corporation"**), a Nevada corporation having a corporate office at Suite301, 360 Bay Street, Toronto ON, M5H 2V6, Canada and **VICTOR NKANSA (the "Consultant")**, a citizen of Ghana having a residential address at Box CT10884, Accra-North, Accra, Ghana.

WHEREAS the Corporation is a Nevada corporation engaged in the exploration of gold properties (the **"Business"**) and is desirous of obtaining from the Consultant managerial and other services in his capacity as Vice-President, Ghana Operations, on the basis hereinafter provided;

AND WHEREAS the Consultant is an accountant and is experienced with respect to accounting, bookkeeping and/or financial consulting matters and is also a director of Xtra-Gold Mining Limited and Xtra-Gold Exploration Limited (the **"Subs"**), the Ghanaian subsidiaries of the Corporation;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants, agreements, warranties herein set forth and for other good and valuable consideration, the parties hereto respectively covenant and agree as follows:

1. **Services.** The Corporation hereby engages the Consultant to provide to the Corporation the services of Vice-President, Ghana Operations and the Consultant hereby agrees to provide accounting and administrative services (the **"Services"**) to the Corporation or the Subs.

2. **Covenants and Authority of the Consultant.** The Consultant covenants and agrees that, during the term of this Agreement; he shall undertake such duties and exercise such powers as may be requested from time to time by President of the Corporation or the General Manager of the Subs.

3. **Management Fee.** The Consultant shall be granted 12,000 incentive stock options, pursuant to the Corporation's stock option plan, at an exercise price of $1.00 per share, as more particularly set forth in an option agreement entered into between the Parties.

4. **Term.** The term of this Agreement shall commence on June 1, 2010 and shall expire on June 1, 2011 (the **"Expiration Date"**) and may only be renewed on such terms and conditions as the Parties hereto may agree to in writing within 30 days prior to the Expiration Date, failing which this Agreement will immediately terminate and be of no further force and effect upon the Expiration Date.

5. **Expenses.** The Consultant shall be reimbursed for all reasonable expenses that may be incurred in performing the Services; such expenses to be supported by written invoices, vouchers or other evidences of payment.

6. **Termination.** Either Party may terminate this Agreement at any time during the Term without reason or cause by providing the other party with one (1) month's written notice of termination, which notice may be waived in whole or part by the Party being so notified. The Consultant shall return all property belonging to the Corporation within 15 days of termination.

7. **Confidential Information.** The Consultant shall not at any time during the term of this Agreement, or at any time thereafter, use or disclose proprietary information of the Corporation without the written authorization of the Corporation.

8. **Assignability.** The rights of the Consultant hereunder are not assignable or otherwise transferable by the Consultant.

9. **Address for Delivery or Notice.** Each notice, demand or other communication under this Agreement shall be in writing and shall be delivered to the addresses of the Parties set out in the first page of this Agreement or may be delivered via facsimile or e-mail transmission to the number or e-mail provided at the relevant time.

10 Enurement. This Agreement shall enure to the benefit of and be binding upon the Corporation and its successors and assigns and on the Consultant, his heirs, executors, administrators, successors and permitted assigns.

11. Applicable Law. For all purposes, this Agreement shall be governed exclusively by and construed and enforced in accordance with the prevailing laws of the State of Nevada.

12. Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the execution date as set forth on the front page of this Agreement. This Agreement may be executed by facsimile and such facsimiles shall be deemed original documents.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED
in the presence of

[signature]
Signature of Witness

PRINCE DANIEL NARTEY
Print Name of Witness

[signature]
VICTOR NKANSA

XTRA-GOLD RESOURCES CORP.

Per:
Paul N. Zyla President and CEO

10 Enurement. This Agreement shall enure to the benefit of and be binding upon the Corporation and its successors and assigns and on the Consultant, his heirs, executors, administrators, successors and permitted assigns.

11. Applicable Law. For all purposes, this Agreement shall be governed exclusively by and construed and enforced in accordance with the prevailing laws of the State of Nevada.

12. Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, each of which so signed counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the execution date as set forth on the front page of this Agreement. This Agreement may be executed by facsimile and such facsimiles shall be deemed original documents.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED
in the presence of

____
Signature of Witness

____
Print Name of Witness

____
VICTOR NKANSA

XTRA-GOLD RESOURCES CORP.

Per: ____________________________
Paul N. Zyla President and CEO